UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 19, 2010
Date of Report (Date of earliest event reported)
BLACKBOARD INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
(State of incorporation)	(Commission File Number No.)	(IRS Employer Identification \ No.)
650 Massachusetts Ave, NW
Washington, D.C. 20001
(Address of principal executive offices)
(202) 463-4860
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     As previously reported, on March 19, 2010, Blackboard Inc. (the “Company”) closed its acquisition of Saf-T-Net, Inc. (“Saf-T-Net”). Saf-T-Net is a messaging and mass notification solution for the K-12 marketplace. The Company paid approximately $34.9 million in cash, net of cash acquired and includes transaction costs, to acquire Saf-T-Net pursuant to the Agreement and Plan of Merger dated March 7, 2010 by and among the Company, a wholly owned subsidiary of the Company, Saf-T-Net, and a representative of Saf-T-Net’s former stockholders. The purpose of this Amendment No. 1 to the Current Report on Form 8-K is to file the financial statements and pro forma information required by Item 9.01.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
     The following financial statements are attached hereto as Exhibit 99.2 and incorporated herein by reference:
•	Independent Auditors’ Report

•	Balance Sheets as of December 31, 2009 and 2008

•	Statements of Operations for the years ended December 31, 2009 and 2008

•	Statements of Stockholders’ Deficit for the years ended December 31, 2009 and 2008

•	Statements of Cash Flows for the years ended December 31, 2009 and 2008

•	Notes to Financial Statements
(b) Unaudited Pro Forma Financial Information
     The following pro forma financial information is attached hereto as Exhibit 99.3 and incorporated herein by reference.
•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2009

•	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009

•	Notes to Unaudited Pro Forma Consolidated Financial Statements
(d) Exhibits

23.1	Consent of Hughes Pittman & Gupton, LLP

99.1*	Press Release dated March 25, 2010

99.2	Financial Statements listed in Item 9.01(a)

99.3	Unaudited Pro Forma Financial Information listed in Item 9.01(b)

*	Previously filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC. (Registrant)
Dated: May 7, 2010	By:	/s/ John E. Kinzer
John E. Kinzer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Hughes Pittman & Gupton, LLP

99.1*	Press release dated March 25, 2010

99.2	Financial Statements listed in Item 9.01(a)

99.3	Unaudited Pro Forma Financial Information listed in Item 9.01(b)

*	Previously filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March, 25, 2010.